Exhibit 10.2

AMENDMENT made effective as of February 6, 2023 to Employment Agreement (the “Employment Agreement”) dated July 8, 2019, as amended, between Voxx International Corporation, 180 Marcus Blvd., Hauppauge, New York 11788 (the “Company”) and Patrick M. Lavelle, an individual residing at 131 Celebration Blvd., Celebration, FL 34747 (the “Executive”). All capitalized terms herein are defined in the Employment Agreement.

WHEREAS, the Employment Agreement appoints and employs the Executive as President and Chief Executive Officer of the Company; and

WHEREAS, the Company’s Board of Directors has resolved to appoint and employ Beat Kahli as President of the Company effective immediately; and

WHEREAS, Section 4.1C of the Employment Agreement defines the criteria for a resignation by the Executive for Good Reason including, without limitation, a material reduction in the scope of the Executive’s powers, duties, title or responsibilities or the assignment to the Executive of duties materially inconsistent with the Agreement or a material adverse change in the Executive’s title or authority; and

WHEREAS, the duties and responsibilities of Beat Kahli, as President of the Company, as designated by the Company’s Board of Directors may be deemed to trigger “Good Reason” for the Executive under the Employment Agreement; and

WHEREAS, the Executive desires to cooperate with the Company and has agreed to amend the Employment Agreement to designate certain duties and shared responsibilities in cooperation with and in conjunction with Beat Kahli, which designated duties and shared responsibilities shall not be deemed to constitute a material reduction in the scope of the Executive’s powers, duties, title or responsibilities or the assignment to the Executive of duties materially inconsistent with the Agreement or a material adverse change in the Executive’s title or authority which would permit the Executive to resign for “Good Reason” his employment with the Company under Section 4.1C thereof:

NOW, THEREFORE, IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.
Section 2.1 of the Employment Agreement is hereby amended to delete the Executive’s appointment and designation as President of the Company, while retaining the appointment and designation of Chief Executive Officer of the Company.
2.
Section 4.1C of the Employment Agreement is hereby amended to add the following sentence to the end of the existing Section 4.1C:

“Notwithstanding anything contained herein to the contrary, the Designated Duties and Shared Responsibilities for the Executive, as Chief Executive Officer of the Company and for Beat Kahli, as President of the Company, set forth on Schedule “A” to this Amendment shall not be deemed to constitute a material reduction in the scope of the Executive’s powers, duties, title or responsibilities or the assignment to the Executive of duties materially inconsistent with the Agreement or a material adverse change in the Executive’s title or authority which would permit the Executive to resign for “Good Reason” and receive Post-Employment Benefits under Sections 4.1C and 4.1F of the Employment Agreement, provided that the Executive is in compliance with his duties and obligations under Section 5 of the Employment Agreement.”

3.
Except as amended and modified herein, the Parties ratify and confirm the Employment Agreement as written.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

EMPLOYER:

VOXX INTERNATIONAL CORPORATION

By: /s/ Loriann Shelton

Printed: Loriann Shelton

Title: Sr. Vice President/COO

EXECUTIVE:

/s/ Patrick M. Lavelle

Patrick M. Lavelle

SCHEDULE A

DESIGNATED DUTIES AND SHARED RESPONSIBILITIES

Pat Lavelle:

•
Oversee ongoing day-to-day business operations
•
Compliance with all laws, regulations and stock exchange rules including quarterly reporting
•
Review financial performance of all operations and make necessary changes
•
Approve company-wide strategic planning efforts and M&A initiatives
•
Oversee implementation of new ERP system
•
Insure timely submission of financials and operational reviews
•
Represent VOXX at important business functions and networking opportunities
•
Maintain CTA role and commitments
•
Engage in media obligations and investor relations

Beat Kahli:

•
Work with CEO to create a cohesive, profitable fiscal year 2024 budget
•
Work with business leaders on key short and long term strategies, KPIs, plans and policies
•
Oversee financial initiatives to ensure adequate liquidity
•
Manage banking relationships in conjunction with CFO
•
Review financial performance of all operations
•
Negotiate and drive M&A efforts
•
Drive investor relations with shareholders
•
Represent VOXX at important business functions, industry training events and networking opportunities
•
Co-engage in media opportunities and investor relations

In the event of a disagreement or dispute with respect to the above roles other than day-to-day operations, the decision of the full Board shall govern.